Exhibit 10(x)

SECOND AMENDED AND RESTATED
TENET HEALTHCARE CORPORATION
1999 BROAD-BASED STOCK INCENTIVE PLAN

1.             Purpose of the Plan.

The purpose of the Second Amended and Restated Tenet Healthcare Corporation 1999 Broad-Based Stock Incentive Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, advisors and consultants of training, experience and ability, and to provide a means to encourage stock ownership and a proprietary interest in the Company to officers and valued employees of the Company and consultants and advisors to the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company depend.  Executive Officers (as defined in Section 2 below) of the Company are not eligible to participate in this Plan. This Plan is intended to be a broad-based stock-based incentive plan under the rules of the New York Stock Exchange.

2.             Definitions.

(a)           “Appreciation Right” means a right to receive an amount, representing the difference between a price per share of Common Stock assigned on the date of grant and the Fair Market Value of a share of Common Stock on the date of exercise of such grant, payable in cash and/or Common Stock.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Business Unit” means any division, group, subsidiary or other unit within the Company which is designated by the Committee to constitute a Business Unit.

(d)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)           “Committee” means the Compensation and Stock Option Committee of the Board, unless the Board appoints another committee to administer the Plan.

(f)            “Common Stock” means the $0.075 par value Common Stock of the Company.

(g)           “Company” means Tenet Healthcare Corporation, a Nevada corporation.

(h)           “Eligible Person” means an Employee, advisor or consultant of the Company or any of its present or future Business Units but shall not include a director who is not an Employee of the Company or any employee who is an Officer as defined in SEC Release No. 34-41479, File No. SR-NYSE-98 dated June 4, 1999, as the same may be amended or superseded from time to time.

(i)            “Employee” means any employee of the Company, or of any of its present or future Business Units.

(j)            “Executive Officer” means a person required to file reports with the Securities and Exchange Commission pursuant to Section 16, or any successor provision, of the Exchange Act.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time or any successor statute.

(l)            “Fair Market Value” means the closing price of a share of Common Stock on the New York Stock Exchange on the date as of which fair market value is to be determined or the actual sale price of the shares acquired upon exercise if the shares are sold in a same day sale, or if no sales were made on such date, the closing price of such shares on the New York Stock Exchange on the next preceding date on which there were such sales.

(m)          “Incentive Award” means an Option, Incentive Stock Award, Appreciation Right, Performance Unit, Restricted Unit or cash bonus award granted under the Plan.

(n)           “Incentive Stock Award” means a right to the grant or purchase, at a price determined by the Committee, of Common Stock of the Company which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met.  Such conditions will be determined by the Committee.  An Incentive Stock Award includes a Performance Unit paid in Common Stock of the Company.

(o)           “Option” means a nonqualified stock option.

(p)           “Participant” means any Eligible Person selected to receive an Incentive Award pursuant to Section 5.

(q)           “Plan” means the Second Amended and Restated Tenet Healthcare Corporation 1999 Broad-Based Stock Incentive Plan as set forth herein, as it may be amended from time to time.

(r)            “Performance Criteria” means one or more of the following criteria selected by, and as further defined by, the Committee to measure achievement of performance goals:

(i)            Income, either before or after income taxes, including or excluding interest, depreciation and amortization, extraordinary items and other material non-recurring gains or losses, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes;

(ii)           Return on average equity, which shall be income calculated in accordance with paragraph (i) above, divided by the average of stockholders’ equity as of the beginning and as of the end of the applicable period;

(iii)          Primary or fully diluted earnings per share of Common Stock, which shall be income calculated in accordance with paragraph (i) above, divided by the weighted average number of shares and share equivalents of Common Stock;

(iv)          Net cash provided by operating activities based upon income calculated in accordance with paragraph (i) above;

(v)           Quality of service and/or patient care, measured by the extent to which pre-set quality objectives are achieved by the Company or a Business Unit; or

(vi)          Any other performance criterion or criteria deemed appropriate by the Company.

(s)           “Performance Unit” means a grant made under Section 9 entitling a Participant to a payment of Common Stock or cash at the end of a performance period if certain conditions as may be established by the Committee are met.

(t)            “Restricted Unit” means a grant made under Section 10 entitling a Participant to a payment of cash or stock at the end of a vesting period established by the Committee equivalent in value to the Fair Market Value of a share of Common Stock with such limits as to maximum value, if any, as may be established by the Committee.

3.             Shares of Common Stock Subject to the Plan.

(a)           Subject to the provisions of Section 3(c) and Section 12, the aggregate number of shares of Common Stock that may be issued or transferred or exercised pursuant to Incentive Awards under the Plan is 13,000,000 shares of Common Stock.

(b)           The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

(c)           If any share of Common Stock that is the subject of an Incentive Award is not issued or transferred and ceases to be issuable or transferable for any reason, such share of Common Stock will no longer be charged against the limitations provided for in Section 3(a) and may again be made subject to Incentive Awards.  However, shares as to which an Option has been surrendered in connection with the exercise of a related Appreciation Right will not again be available for the grant of any further Incentive Awards.  Incentive Awards to the extent they are paid out in cash and not in Common Stock shall not be applied against the limitations provided for in Section 3(a).

4.             Administration of the Plan.

(a)           The Plan will be administered by the Committee, which will consist of two or more persons (i) who are not eligible to receive Incentive Awards under the Plan, and (ii) who have not been eligible at any time within one year before appointment to the Committee for selection as persons to whom Incentive Awards may be granted pursuant to the Plan, or to whom shares may be allocated or Options or Appreciation Rights may be granted pursuant to any other plan of the Company or any of its Business Units  entitling the participants therein to acquire stock, appreciation rights, or options of the Company or any of its present or future Business Units, except that this requirement shall not prohibit any person from serving on the Committee solely by reason of the fact that such person is eligible or may have been granted such rights under the Company’s Directors Stock Option Plan or the Director Restricted Share Plan.

 (b)          The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan.  The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares, units, or Appreciation Rights subject to each Incentive Award.  The Committee also has authority to interpret the Plan, to make determinations as to whether a grantee is permanently and totally disabled, and to determine the terms and provisions of the respective Incentive Award agreements and to make all other determinations necessary or advisable for Plan administration.  The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan.  All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

(c)           No member of the Board nor the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Incentive Award under it.

5.             Eligibility.

All  Employees of the Company,  except Executive Officers, are eligible to participate in the Plan.  The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Incentive Awards, and the type and amount of Incentive Award to be granted.  Each Incentive Award will be evidenced by a written instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine.

6.             Terms and Conditions of Stock Options.

(a)           The exercise price per share for each Option shall be determined by the Committee and shall not be less than an amount allowed by applicable law.

(b)           Options shall vest and may be exercised as determined by the Committee but in no event may an Option be exercisable after 15 years from the date of grant.

(c)           The exercise price of an Option and any federal and state withholding obligation resulting from the exercise of such Option, will be payable in full (i) upon exercise, in cash, (ii) by the Participant irrevocably authorizing a broker approved in writing by the Company to sell shares of Common Stock acquired through exercise of the Option and remitting to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any federal and state withholding resulting from such exercise (a “cashless exercise”); provided that, notwithstanding anything in this Plan to the contrary, (A) the Company shall issue such shares of Common Stock only at or after the time the Company receives full payment for such shares, (B) the exercise price for such shares of Common Stock will be due and payable to the Company no later than one business day following the date on which the proceeds from the sale of the underlying shares of Common Stock are received by the authorized broker, and (C) in no event will the Company directly or indirectly extend or maintain credit, arrange for the extension of credit or renew any extension of credit, in the form of a personal loan or otherwise, in connection with a cashless exercise, (iii) in the discretion of the Committee, upon exercise, by the assignment and delivery to the Company of shares of Common Stock owned by the Participant, or (iv) by a combination of any of the above.  Any shares assigned and delivered to the Company in payment or partial payment of the exercise price will be valued at the Fair Market Value on the exercise date and shall be accompanied by an assignment separate from certificate and any other document(s) reasonably requested by the Company.

(d)           No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares.

(e)           With respect to the exercise of an Option under the Plan, the Participant may, in the discretion of the Committee, receive a replacement Option under the Plan to purchase a number of shares of Common Stock equal to the number of shares of Common Stock, if any, which the Participant delivered on exercise of the Option, with a purchase price equal to the Fair Market Value on the exercise date and with a term extending to the expiration date of the original Option.

(f)            At the time a Participant exercises an Option, the Committee may grant a cash bonus award in such amount as the Committee may determine.  The Committee may make such a determination at the time of grant or exercise.  The cash bonus award may be subject to any condition imposed by the Committee, including a reservation of the right to revoke a cash bonus award at any time before it is paid.

7.             Terms and Conditions of Appreciation Rights.

(a)           An Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option.

(b)           An Appreciation Right granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 7(d).  Such Option will, to the extent and when surrendered, cease to be exercisable.

(c)           Subject to Section 7(i), an Appreciation Right granted in connection with an Option hereunder will be exercisable to such time or times, and only to the extent, that a related Option is exercisable, will expire no later than the related Option expires and will not be transferable except to the extent that such related Option may be transferable.

(d)           Upon the exercise of an Appreciation Right granted in connection with an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

 (i)           The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by

(ii)           The number of shares as to which such Appreciation Right will have been exercised.

(e)           An Appreciation Right may be  granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 15 years from the date of grant.

(f)            An Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Appreciation Right, to receive payment of an amount determined by multiplying:

 (i)           The difference obtained by subtracting the amount assigned to the Appreciation Right by the Committee on the date of grant (which shall not be less than the amount allowed by applicable law) from the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by

(ii)           The number of shares as to which such Appreciation Right will have been exercised.

(g)           At the time of grant of an Appreciation Right, the Committee may determine the maximum amount payable with respect to such Appreciation Right; however, such maximum amount shall in no event be greater than the applicable amount determined in accordance with Section 7(d) or 7(f).

(h)           Payment of the amount determined under Section 7(d) or (f) may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares as the Committee deems advisable.  If the Committee decides that payment may be made in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

8.             Terms and Conditions of Incentive Stock Awards.

(a)           All shares of Incentive Stock Awards granted pursuant to the Plan will be subject to the following conditions:

(i)            The shares may not be transferred, assigned or subject to any encumbrance, pledge or charge until the restrictions are removed or expire or unless otherwise allowed by the Committee.

(ii)           The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Incentive Stock Awards granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(iii)          Each certificate representing Incentive Stock Awards granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

(iv)          The Committee may impose such conditions on any shares granted or sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

(v)           The Committee, in its sole discretion, may elect to settle all or a portion of an Incentive Stock Award in cash in lieu of issuing shares of Common Stock based on the Fair Market Value on the date of payment.

(b)           The restrictions imposed under subparagraph (a) above upon Incentive Stock Awards will lapse in accordance with a schedule or other conditions as determined by the Committee, subject to the provisions of Section 12(d) and Section 14(e).

(c)           Subject to the provisions of subparagraph (a) above and Section 14(e), the holder will have all rights of a shareholder with respect to the Incentive Stock Awards granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Incentive Stock Awards are granted or sold.

9.             Terms and Conditions of Performance Units.

Performance Units, measured in whole or in part by the value of shares of Common Stock, the performance of the Participant, the performance of the Company or any Business Unit or any combination thereof, may be granted under the Plan.  Such incentives may be payable in Common Stock, cash or both, and shall be subject to such restrictions and conditions, as the Committee shall determine.  At the time of a Performance Unit grant, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods as well as a target payment value for the Performance Unit or a range of payment values.  No performance period shall exceed 15 years from the date of the grant.  The performance goals applicable to a Performance Unit grant shall be based upon Performance Criteria and may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences.  At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of Common Stock or cash or both.

The Committee may provide that during a performance period a Participant shall be paid a cash amount per Performance Unit in the same amount and at the same time as a dividend on a share of Common Stock.

10.          Terms and Conditions of Restricted Units.

Restricted Units may be granted under the Plan based on past, current and potential performance.  Such Units shall be subject to such restrictions and conditions as the Committee shall determine.  At the time of a Restricted Unit grant, the Committee shall determine, in its sole discretion, the vesting period of the Units and the maximum value of the Units.  No vesting period shall exceed 15 years from the date of the grant.  A Restricted Unit grant may be made subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences.  At the end of the vesting period applicable to Restricted Units granted to a Participant, a cash or stock amount equivalent in value to the Fair Market Value of one share of Common Stock on the last day of the vesting period, subject to any maximum value determined by the Committee at the time of grant, shall be paid with respect to each such Restricted Unit to the Participant.

During the vesting period for Restricted Units, the Committee may provide that a Participant shall be paid with respect to each Restricted Unit, cash amounts in the same amount and at the same time as a dividend on a share of Common Stock.

11.          Limits on Awards

The maximum number of shares of Common Stock or stock units underlying (i) Options and Appreciation Rights and/or (ii) Incentive Stock Awards, Performance Units and Restricted Units, that may be granted to any Eligible Person under this Plan or any other stock-based incentive plan of the Company during any period of five consecutive fiscal years of the Company, beginning with  fiscal year 1996, shall not exceed an average number of 500,000 shares per year, either individually or in the aggregate with respect to all such types of awards, with such number of shares subject to adjustment on the same basis as provided in Section 12.  The maximum dollar amount of compensation in respect of Performance Units and Restricted Units denominated in cash (rather than in Common Stock or stock units) that may be paid to any Eligible Person under this Plan or any other stock-based incentive plan of the Company during any fiscal year of the Company shall not exceed $1,500,000.

12.          Adjustment Provisions.

(a)            Subject to Section 12(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common

Stock or other securities, through merger, consolidation, spin off, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares, units, or other securities subject to the then-outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then-outstanding Incentive Awards without change in the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions.

(b)            Despite the provisions of Section 12(a), upon dissolution or liquidation of the Company or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the property of the Company, all Incentive Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption or the substitution for such Incentive Awards of new incentive awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

(c)            Adjustments under Section 12(a) and 12(b) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive.  No fractional interest will be issued under the Plan on account of any such adjustments.

(d)            In the event a Change of Control occurs or in the event that any Person makes a filing under Sections 13(d) or 14(d) of the Exchange Act with respect to the Company, the Committee may, in its sole discretion, without obtaining shareholder approval, take any one or more of the following actions with respect to all Eligible Persons and Participants:

(i)                Accelerate the vesting dates of any outstanding Appreciation Rights or Options, accelerate the vesting dates of outstanding Restricted Units or Incentive Stock Awards or the performance period of outstanding Performance Units, or make outstanding Performance Units fully payable;

(ii)               Determine that all or any portion of conditions associated with any Incentive Award have been met;

(iii)              Grant a cash bonus award to any of the holders of outstanding Options;

(iv)             Grant Appreciation Rights to holders of outstanding Options;

(v)              Pay cash to any or all Option holders in exchange for the cancellation of their outstanding Options;

(vi)             Make any other adjustments or amendments to the Plan and outstanding Incentive Awards and substitute new Incentive Awards.

For purposes of this Section 12(d), the following definitions shall apply:

(A)                                 A “Change in Control” of the Company shall have occurred when a Person, alone or together with its Affiliates and Associates, becomes the beneficial owner of 20% or more of the general voting power of the Company.

(B)                                   “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(C)                                   “Person” shall mean an individual, firm, corporation or other entity or any successor to such entity, but “Person” shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan or any Person who acquires 20% or more of the general voting power of the Company in a transaction or series of transactions approved prior to such transaction or series of transactions by the Board.

(D)                                  “Voting Stock” shall mean shares of the Company’s capital stock having general voting power, with “voting  power” meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

13.          General Provisions.

(a)            Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant who is an Employee any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of such Participant or terminate the consulting or advisory services of any Participant at any time with or without cause.

(b)            No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met.  As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(c)            No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

(d)            The Company shall have the right to deduct from any settlement, including the delivery or vesting of Incentive Awards, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.  With respect to any nonqualified stock Option, the Committee may, in its discretion, permit the Participant to satisfy, in whole or in part, any tax withholding obligation which may arise in connection with the exercise of the nonqualified stock Option by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the tax withholding.

(e)            No Incentive Award and no right under the Plan, contingent or otherwise, will be transferable, assignable or subject to any encumbrances, pledge or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Participant.  If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto.

(f)             The Company may make a loan to a Participant in connection with (i) the exercise of an Option in an amount not to exceed the aggregate exercise price of the Option being exercised and the amount of any federal and state taxes payable in connection with such exercise for the purpose of assisting such optionee to exercise such Option and (ii) an Incentive Stock Award or Performance Unit paid in Common Stock in an amount not to exceed the amount of any federal and state taxes payable upon expiration of any applicable forfeiture provision, performance period or vesting period for the purpose of assisting the holder of the Incentive Stock Award or Performance Unit to enjoy the rights thereunder.  Any such loan may be secured by shares of Common Stock or other collateral deemed adequate by the Committee and will comply in all respects with all applicable laws and regulations.  The Committee may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made.  Such loans will bear interest at a rate determined by the Committee.

(g)            The forms of Options and Appreciation Rights granted under the Plan may contain such other provisions as the Committee may deem advisable.

14.          Amendment and Termination.

(a)            The Committee shall have the power, in its discretion, to amend, suspend or terminate the Plan at any time.  The Committee may not make amendments to the Plan that increase the benefits available under the Plan in any material respect, including, without limitation, (i) increasing the number of shares of Common Stock that may be issued, transferred or exercised pursuant to Incentive Awards under the Plan, or (ii) changing the types or terms of Incentive Awards that may be made under the Plan, without the approval of the shareholders of the Company.

(b)            The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award agreement as it deems advisable.

(c)            No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

(d)            An Appreciation Right or an Option held by a person who was an Employee at the time such Appreciation Right or Option was granted will expire immediately if and when the Participant ceases to be an Employee, except as follows:

(i)                If the employment of an Employee is terminated by the Company other than for cause, for which the Company will be the sole judge, then the Appreciation Rights and Options will expire three months thereafter unless by their terms they expire sooner.  During said period, the Appreciation Rights and Options may be exercised in accordance with their terms, but only to the extent exercisable on the date of termination of employment.

(ii)               If the Employee retires at normal retirement age or retires with the consent of the Company at an earlier date or becomes permanently and totally disabled, as determined by the Committee, while employed by the Company, the Appreciation Rights and Options of the Employee will be exercisable and expire in accordance with their terms.

(iii)              If an Employee dies while employed by the Company, the Appreciation Rights and Options of the Employee will become fully exercisable as of the date of death and will expire three years after the date of death unless by their terms they expire sooner.  If the Employee dies or becomes permanently and totally disabled as determined by the Committee within the three months referred to in subparagraph (i) above, the Appreciation Rights and Options will become fully exercisable as of the date of death or such permanent disability and will expire, in the case of death, one year after the date of such death.  In the case of permanent and total disability such Options and Appreciation Rights will expire in accordance with their terms.  If the Employee dies or becomes permanently and totally disabled as determined by the Committee subsequent to the time the Employee retires at normal retirement age or retires with the consent of the Company at an earlier date, the Appreciation Rights and Options will fully vest as of the date of death or permanent and total disability and will expire, in the case of death, one year after the date of death.  In the case of permanent and total disability, such Appreciation Rights and Options will expire in accordance with their terms.

(e)            In the event a holder of Incentive Stock Awards, Performance Units or Restricted Units ceases to be an Employee, all such Incentive Stock Awards, Performance Units or Restricted Units subject to restrictions at the time his or her employment terminates will be returned to the Company unless the Committee determines otherwise except as follows:

(i)                In the event the holder of Incentive Stock Awards or Restricted Units ceases to be an Employee due to death all such Incentive Stock Awards or Restricted Units subject to restrictions at the time his or her employment terminates will no longer be subject to said restrictions.

(ii)               If an Employee retires at normal retirement age or retires with the consent of the Company at an earlier date or becomes permanently and totally disabled as determined by the Committee, all such Incentive Stock Awards, Performance Units and Restricted Units will continue to vest over the applicable vesting or performance period provided that during these periods such Employee does not engage in or assist any business that the Company, in its sole discretion, determines to be in competition with businesses engaged in by the Company.

(iii)              In the event a holder of Performance Units ceases to be an Employee prior to the end of a performance period applicable thereto, the Committee in its sole discretion shall determine whether to make any payment to the Participant in respect of such Performance Unit and the timing of such payment, if any.

(f)             Without limiting the provisions of Section 14(d), the Committee may in its sole discretion determine, (i) with respect to an Incentive Award, that any Participant who is on leave of absence for any reason will be considered as still in the employ of the Company, provided that rights to such Incentive Award during a leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence, or (ii) with respect to any Appreciation Rights and Options of any Employee who is retiring at normal retirement age or with the consent of the Company at an earlier age, or of an Employee who becomes permanently and totally disabled as determined by the Committee, that the Appreciation Rights and/or Options of such Employee will accelerate and become fully exercisable on a date specified by the Committee which is not later than the effective date of such Employee’s retirement or on a date specified by the Committee which is not later than the date that the Employee becomes permanently and totally disabled as determined by the Committee.

15.          Effective Date of Plan and Duration of Plan.

This Plan, as amended hereby, will become effective upon adoption by the Board.  Unless previously terminated, the Plan will terminate on May 24, 2010 except with respect to Incentive Awards then outstanding.